United States
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: January 21, 1999

                             SBC COMMUNICATIONS INC.

                             A Delaware Corporation

                           Commission File No. 1-8610

                           IRS Employer No. 43-1301883

                    175 E. Houston, San Antonio, Texas 78205

                         Telephone Number (210) 821-4105

Item 5.    Other Events

On January 21, 1999, SBC Communications Inc. issued the following press release reporting fourth-quarter and annual earnings for 1998.

      SBC Communications Inc.
                                                                  News Release


For more information, contact:
      Larry L. Solomon
      Tel: 210/351-3990
      Fax: 210/351-2903
      Internet:   solomonl@corp.sbc.com


                 SBC DELIVERS 19.3 PERCENT EARNINGS GROWTH IN 1998;
                    GROWS FOURTH-QUARTER EARNINGS 20 PERCENT

     SAN ANTONIO, Jan. 21, 1999 - SBC Communications Inc. (NYSE: SBC) today announced strong 1998 performance, reporting 20.0 percent earnings growth for the fourth quarter and 19.3 percent earnings growth for the year on a normalized basis.
     Fourth-quarter earnings per diluted share increased 19.6 percent on a normalized basis to $0.55 from $0.46 a share during the same period last year. Full-year earnings per diluted share on a normalized basis increased 18.2 percent to $2.08 compared with $1.76 during 1997. The annual and fourth-quarter normalized results are before an extraordinary loss and one-time items, and an accounting change in the first quarter of 1998.
     Solid core business performance and strong growth in data and vertical services drove SBC's fourth-quarter and 1998 results.
     Fourth-quarter revenues increased 7.9 percent to $7.7 billion, while full-year 1998 revenues also increased 7.9 percent to $28.8 billion from $26.7 billion last year.
     "We had an exceptional year as we grew our businesses while taking steps to shape our future as an integrated, full-service global competitor that will continue to build value for our shareowners," said Edward E. Whitacre Jr., chairman and chief executive officer.

                                    - more -

Page 2/SBC Grows Earnings

      "We successfully completed our merger with Southern New England Telecommunications (SNET) last fall. Going forward, our planned merger with Ameritech will allow us to execute our national-local strategy to provide customers wherever they are with competitive telecommunications services," Whitacre said. "We also announced the country's largest rollout of Asymmetrical Digital Subscriber Line (ADSL) - a high-speed Internet access service - at affordable prices to enable us to seize opportunities in the rapidly growing data market."
      Fourth-quarter 1998 earnings increased 20.0 percent to $1.1 billion before an extraordinary loss of $60 million, or $0.03 per diluted share, for the early retirement of debt and one-time costs totaling $433 million ($268 million after tax, or $0.14 per diluted share) related to initiatives from the merger with SNET. These results compare with fourth-quarter 1997 earnings of $903 million, which exclude gains related to the sale of Bellcore and costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group.
      Full-year 1998 earnings increased 19.3 percent to $4.1 billion, before a directory accounting change at SNET, one-time gains resulting from the sale of certain non-core businesses, and the fourth-quarter extraordinary loss and one-time costs related to the SNET merger. Earnings in 1997 were $3.5 billion, before the impact of several regulatory rulings, settlement gains at Pacific Telesis Group associated with lump-sum pension payments, the Bellcore gains, and the costs for strategic initiatives resulting from the Pacific Telesis merger.




                                    - more -

Page 3/SBC Grows Earnings

      On a reported basis, SBC's 1998 income before the extraordinary loss and accounting change was $4.1 billion, or $2.05 per diluted share, compared with $1.7 billion in 1997. Net income in 1998 was $4.0 billion. Fourth-quarter 1998 income before the extraordinary loss was $816 million, or $0.41 per diluted share, compared with $642 million during the fourth quarter of 1997. Fourth-quarter 1998 net income was $756 million.

Highlights of the year and fourth quarter included:
o Data Services: Data services revenues in 1998 increased 32 percent, exceeding $2.2 billion for the year. Data revenues for the quarter reached $620 million, an increase of 27 percent over the same quarter a year ago, reflecting strong customer demand for high-speed dedicated and switched transport services.

o Vertical Services: Vertical services revenues increased nearly 20.0 percent in 1998 to $1.9 billion, largely driven by SBC's success in marketing Caller ID. During the year, SBC's subsidiaries added 1.7 million Caller ID subscribers. In California, residential Caller ID penetration increased to
   13.4 percent from 6.4 percent at the end of 1997.

o Access Lines: SBC's wireline operations added 308,000 access lines during the quarter and 1.5 million during the year, resulting in 1998 access line growth of 4.3 percent for SBC's switched services. Line growth on a voice-grade equivalent basis, which includes the impact of both switched services and non-switched high-speed data services such as DS1s, DS3s, was
   9.7 percent during 1998. This growth rate, which will include Asymmetrical Digital Subscriber Line (ADSL) services in the future, better reflects total line growth as data services continue to replace traditional switched access lines.

                                    - more -

Page 4/SBC Grows Earnings

o Wireless Subscribers: SBC's wireless operations added 384,000 net wireless subscribers during the quarter, including 169,000 PCS customers in California and Nevada, and 215,000 customers in its other wireless markets. California and Nevada PCS operations added 469,000 customers during 1998, ending the year with 809,000 customers, while other wireless operations added 431,000 net customers during 1998. SBC ended 1998 with a total of 6.9 million wireless customers.

o Directory Revenues: Directory revenues for the fourth quarter increased 13.5 percent to $924 million, largely driven by changes in directory publishing schedules that resulted in a net shift of revenues and expenses from the third quarter to the fourth quarter. Revenues for the year increased 4.7 percent to $2.4 billion.



      SBC Communications Inc. (www.sbc.com) is a global leader in the telecommunications industry, with more than 37 million access lines and 6.9 million wireless customers across the United States, as well as investments in telecommunications businesses in 11 countries. Under the Southwestern Bell, Pacific Bell, SNET, Nevada Bell and Cellular One brands, SBC, through its subsidiaries, offers a wide range of innovative services. SBC offers local and long-distance telephone service, wireless communications, data communications, paging, Internet access, and messaging, as well as telecommunications equipment, and directory advertising and publishing. SBC has more than 129,000 employees and its annual revenues rank it in the top 50 among Fortune 500 companies.

For more detailed information on SBC's fourth quarter results, visit our website at http://www.sbc.com/Investor/earnings.html.




                              - Tables attached -

                             SBC Communications Inc.
                        Financial Summary and Comparisons
                  (dollars in millions, except per share amounts)
                                   (unaudited)

                          -- FOURTH-QUARTER RESULTS --


EXCLUDING ONE-TIME ITEMS                      1998       1997       CHANGE
------------------------                      ----       -----      ------
Operating revenues                          $7,684      $7,114        8.0%

Operating expenses                          $5,863       5,484        6.9%

Earnings before extraordinary loss          $1,084        $903       20.0%

Diluted earnings per share before
  extraordinary loss                         $0.55       $0.46       19.6%

ONE-TIME ITEMS                               $(268)1     $(261)2        -
--------------

AS REPORTED
-----------
Operating revenues                          $7,676      $7,114        7.9%

Operating expenses                          $6,285      $5,963        5.4%

Income before extraordinary loss              $816        $642       27.1%

Extraordinary loss, net of tax                $(60)3        -           -

Net Income                                    $756        $642       17.8%

Diluted earnings per share before
  extraordinary loss                         $0.41       $0.33       24.2%

Diluted earnings per share                   $0.38       $0.33       15.2%

Weighted average common
  shares outstanding (in millions)           1,957       1,951        0.3%

Weighted average common shares
  outstanding with dilution (in millions)    1,987       1,975        0.6%

1 Fourth quarter 1998 one-time items totaled $433 million ($268 million after tax, or $0.14 per share) for costs related to initiatives from the merger with SNET. These costs include recognition of an impairment of the assets related to SNET's hybrid fiber coax network, charges for required changes in wireless equipment inventories and sites, recognition of postemployment benefits, primarily related to severance, and costs associated with closing down duplicate operations, primarily contract cancellations. Other charges arising out of the merger related to relocation, retraining and other effects of consolidating certain operations will be recognized in the periods those charges are incurred.

2 Fourth quarter 1997 one-time items include gains related to the sale of Bellcore and one-time costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group.

3 Extraordinary loss associated with the early retirement of debt.

                                    - more -

                             SBC Communications Inc.
                        Financial Summary and Comparisons
                  (dollars in millions, except per share amounts)
                                   (unaudited)

                              -- ANNUAL RESULTS --
EXCLUDING ONE-TIME ITEMS                      1998       1997       CHANGE
------------------------                      ----       -----      ------
Operating revenues                         $28,785     $26,869        7.1%

Operating expenses                         $21,469     $20,553        4.5%

Earnings before extraordinary loss
  and cumulative effect of
  accounting change                         $4,117      $3,450       19.3%

Diluted earnings per share before
  extraordinary loss and accounting change   $2.08       $1.76       18.2%

ONE-TIME ITEMS                                $(49)1   $(1,776)2         -
--------------

AS REPORTED
--------------
Operating revenues                         $28,777     $26,681        7.9%

Operating expenses                         $21,891     $23,103      (5.2)%

Income before extraordinary loss and
  cumulative effect of accounting change    $4,068      $1,674           -

Extraordinary loss and cumulative
  effect of accounting change, net of tax     $(45)3         -           -

Net Income                                  $4,023      $1,674           -

Diluted earnings per share before
  extraordinary loss and cumulative
  and effect of accounting change            $2.05       $0.85           -

Diluted earnings per share                   $2.03       $0.85           -

Weighted average common
  shares outstanding (in millions)           1,957       1,945        0.6%

Weighted average common shares
  outstanding with dilution (in millions)    1,984       1,962        1.1%

1 One-time items in 1998 include:
- Charges totaling $433 million ($268 million after tax) for costs related to initiatives from the merger with SNET. These costs include recognition of an impairment of the assets related to SNET's hybrid fiber coax network, charges for required changes in wireless equipment inventories and sites, recognition of postemployment benefits, primarily related to severance, and costs associated with closing down duplicate operations, primarily contract cancellations. Other charges arising out of the merger related to relocation, retraining and other effects of consolidating certain operations will be recognized in the periods those charges are incurred.
- Gains during the third quarter totaling $219 million after tax for sales of certain non-core businesses.

2 One-time items in 1997 include gains related to the sale of Bellcore, costs related to strategic initiatives resulting from the merger integration process with Pacific Telesis Group, the impact of several second quarter 1997 regulatory rulings, and the first quarter 1997 settlement gain at Pacific Telesis Group associated with lump sum pension payments.

3 Includes an extraordinary loss associated with the early retirement of debt and impacts of changes in directory accounting at Southern New England Telephone during the first quarter of 1998.

                                           # # #

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         SBC Communications Inc.


                                        /s/ Randall Stephenson
                                        -------------------------
                                          Randall Stephenson
                                          Vice President and Controller



January 21, 1999